                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            COMPUTER RESEARCH, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to  which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

/X/  No fee required

                            COMPUTER RESEARCH, INC.

                         SOUTHPOINTE PLAZA I, SUITE 300
                           400 SOUTHPOINTE BOULEVARD
                           CANONSBURG, PA 15317-8539

                               ------------------

                                   NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 25, 2000

                               ------------------

TO THE STOCKHOLDERS OF COMPUTER RESEARCH, INC.

     Notice is hereby given that the Annual Meeting of Stockholders of COMPUTER RESEARCH, INC. will be held on Tuesday, January 25, 2000 at 10:00 o'clock a.m. at The Southpointe Club, 360 Southpointe Boulevard, Canonsburg, Pennsylvania 15317, for the following purposes:

     1. To elect directors to hold office until their successors are elected and qualified.

     2. To consider and act upon any other matter that may properly come before the meeting, or any adjournment or adjournments.

     Pursuant to action of the Board of Directors of the Company, the close of business on Tuesday, December 14, 1999, is the record date for the determination of the stockholders entitled to notice of and to vote at this meeting if they attend in person or by proxy.

                                           By Order of the Board of Directors

                                                     WILLIAM LERNER
                                                        Secretary

January 5, 2000
Pittsburgh, Pennsylvania

                               PROXY INFORMATION

                  ANY STOCKHOLDER UNABLE TO ATTEND THE MEETING
                 IN PERSON IS REQUESTED TO COMPLETE AND RETURN
                       THE ENCLOSED PROXY IN THE ENCLOSED
                            SELF-ADDRESSED ENVELOPE

                            COMPUTER RESEARCH, INC.

                         SOUTHPOINTE PLAZA I, SUITE 300
                           400 SOUTHPOINTE BOULEVARD
                           CANONSBURG, PA 15317-8539

                                ---------------

                                PROXY STATEMENT
                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 25, 2000

                                ---------------

     This Proxy Statement is furnished in connection with the Annual Meeting of Stockholders of Computer Research, Inc., a Pennsylvania corporation, to be held at The Southpointe Club, 360 Southpointe Boulevard, Canonsburg, Pennsylvania 15317 at 10:00 o'clock A.M. on Tuesday, January 25, 2000. This Statement and the attached form of proxy are being sent to the stockholders of the Company commencing on January 5, 2000.

     The enclosed form of proxy is being solicited by and on behalf of the Board of Directors of the Company. When properly executed and returned, the shares represented by the enclosed Proxy will be voted at the meeting.

     The stockholders giving a Proxy may revoke or withdraw it at any time prior to its exercise by giving written notice to the Secretary of the Company.

     The solicitation of proxies in the enclosed form will be by mail, except for any incidental personal solicitation made by officers, directors and employees of the Company. The cost of preparing, assembling and mailing this statement and other material furnished to stockholders in connection with such solicitation as well as the cost (expected to be nominal) of any such incidental personal solicitation and the expense of brokers, who, at the request of the Company, shall mail such material to or otherwise communicate with their customers, will be at the expense of the Company.

     At the close of business on December 14, 1999, the record date for the determination of the stockholders entitled to vote at the Annual Meeting, there were outstanding 4,037,255 shares of Common Stock. The voting power of the stockholders of the Company is vested exclusively in the holders of the Common Stock, who are entitled to one (1) vote per share for the election of directors, and all other business to be transacted at the meeting.

     The By-Laws of the Company provide that the presence at a meeting in person or by proxy of a majority in the amount of the stock issued and outstanding shall constitute a quorum. Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock present or represented by proxy at the meeting, with a quorum present. For purposes of the election of directors, abstentions and broker non-votes do not affect the plurality vote. The affirmative vote of a majority of the shares of Common Stock in attendance or represented at the meeting is required to approve the amendment to the Computer Research, Inc. Articles of Incorporation. Abstentions and broker non-votes will have the same effect as a negative vote with respect to this matter.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     a) Security ownership of those known to the Company to own more than five percent of the Company's Common Stock as of December 14, 1999:


                    NAME AND ADDRESS                       AMOUNT AND NATURE OF     PERCENT
                  OF BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP(1)   OF CLASS
                  -------------------                     -----------------------   --------
James L. Schultz                                                  883,310            21.88%
Computer Research, Inc.
Southpointe Plaza I, Suite 300
400 Southpointe Boulevard
Canonsburg, PA 15317-8539


                    NAME AND ADDRESS                       AMOUNT AND NATURE OF     PERCENT
                  OF BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP(1)   OF CLASS
                  -------------------                     -----------------------   --------
David J. Vagnoni                                                  520,185            12.88%
Computer Research, Inc.
Southpointe Plaza I, Suite 300
400 Southpointe Boulevard
Canonsburg, PA 15317-8539

Lynn M. Bushman, CPA                                              295,957             7.30%
Bushman Miyasaki Prince & Hensley, L.L.C.
6933 South 1300 West
West Jordan, UT 84084

     b) Security ownership of Common Stock held by Management:

                                                           AMOUNT AND NATURE OF     PERCENT
                NAME OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP(1)   OF CLASS
                ------------------------                  -----------------------   --------
James L. Schultz, Officer and Director                             883,310           21.88%
David J. Vagnoni, Officer and Director                             520,185           12.88%
Lynn M. Bushman, Director                                          295,957            7.30%
Kenneth C. Ebbitt, Director                                         20,000            *
K. David Klotz, Director                                               750            *
William Lerner, Officer                                              2,500            *
All officers and directors as a group                            1,722,702           42.67%
  (6 persons)

-------

  * Less than 1% of the shares outstanding.

(1) Shares are owned of record and beneficially.

                             ELECTION OF DIRECTORS

     The Board of Directors is submitting nominations for five (5) directors. The shares represented by all proxies executed in the enclosed form will be voted for the following nominees for director for a one-year term expiring at the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. If any nominee or nominees should become unavailable for election by reason of death or any other unexpected occurrence, it is intended that the proxy will be voted for the election of a substitute nominee or nominees who shall be designated by the Directors.

                       INFORMATION REGARDING THE NOMINEES
                           FOR ELECTION AS DIRECTORS

                                                                                     HAS SERVED AS
             NAME           AGE                 PRINCIPAL OCCUPATION                A DIRECTOR SINCE
             ----           ---                 --------------------                ----------------
    James L. Schultz        63    President and Treasurer of the Company                  1969
    David J. Vagnoni        63    Executive Vice President of the Company                 1974
    Lynn M. Bushman         62    C.P.A. Bushman Miyasaki, Prince & Hensley,              1984
                                  L.L.C.
                                  West Jordan, Utah
    Kenneth C. Ebbitt       58    Cady and Ebbitt, L.L.C.                                 1997
                                  Woodstock, Connecticut
    K. David Klotz          50    Senior Vice President--Sales and Marketing              1994
                                  Judd's On-Line
                                  Winchester, Virginia

     Certain information with regard to the Nominees standing for election as Directors follows:

          Mr. Schultz has served as President and Treasurer of the Company since August, 1975. As holder of approximately 22% of the Company's Common Stock, he may be considered a control person of the Company. Mr. Schultz is also a trustee of the Cortland Trust, Inc. a money-market mutual fund distributed primarily through securities brokerage firms and commercial banks.

          Mr. Vagnoni has served as Executive Vice President of the Company since 1973. As holder of approximately 13% of the Company's Common Stock, he may be considered a control person of the Company.

          Mr. Bushman has been a practicing Certified Public Accountant since 1970. Since 1981 he has headed the firm of Bushman Miyasaki Prince & Hensley, L.L.C. in Salt Lake City, Utah. He specializes in tax accounting.

          Mr. Ebbitt has extensive experience in and serves as a consultant to financial institutions in the securities industry. In 1984, Mr. Ebbitt was a founder of Cortland Financial Group, a registered SEC investment advisor, and was its Chairman and Chief Executive Officer until January 1991, when the company was sold to Reich & Tang, Inc. Mr. Ebbitt then became an Executive Vice President of Reich & Tang, Inc. until June 1995 when he became Chairman and Chief Executive Officer of Waterhouse Asset Management Corporation, a registered SEC investment advisor, located in White Plains, New York. Mr. Ebbitt was also a founder of Cortland Trust, a money market mutual fund and was its Chairman until December 1995. In January 1997 Mr. Ebbitt became Chairman and CEO of Wall Street Connect, a provider of specialized computer related services to the securities industry, and in March 1999 he became a principal of Cady and Ebbitt, L.L.C., a land development company.

          Mr. Klotz became Senior Vice President of Sales and Marketing of Judd's On-Line, a provider and designer of Web-Sites for commercial businesses in September 1999. He had been Director of Commonwealth Telephone Enterprises, provider of telecommunications services from January to September 1999. He also was Vice President of Next Link, Inc., a provider of specialized communications and telecommunications services to businesses from January 1998 to January 1999 and a Vice President-Sales of Pace Long Distance Service, a re-seller of long distance telephone services from 1994 to December 1998. From 1993 to 1994, he was the sole proprietor of Dialogue International specializing in providing consultant services in the areas of sales and marketing. From 1991 to 1993, he was a Vice-President of LCI International, a telecommunications based carrier, and from 1988 to 1991, Vice President-Marketing of Bull HN Worldwide Information Systems, Inc. (formerly Honeywell's Information System Division).

                BOARD OF DIRECTORS MEETINGS, COMMITTEES AND FEES

     The Board of Directors had four regular meetings in 1999. All directors attended all of the relevant board meetings held during 1998. Directors are paid an attendance fee of $2,000.00 for each board meeting attended in person, $250 for each telephone meeting, and are reimbursed for their out-of-pocket expenses incurred for attendance at meetings of directors or shareholders.

     There are no committees of the Board of Directors other than a Compensation Committee. The members of the Compensation Committee were Mr. Kenneth C. Ebbitt and Mr. K. David Klotz. The Committee met once in 1999.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Board and its Compensation Committee believe that the compensation of all employees, including executive officers, must be sufficient to attract and retain highly qualified personnel. The Company has applied a consistent philosophy to compensation for all employees, including executive officers and senior management. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers and shareholders.

     The goals of the compensation program are to align compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers and senior management who contribute to the long-term success of the Company.

     The Company pays competitively. The Company is committed to providing compensation that helps attract and retain individuals of outstanding ability which recognizes individual performance and corporate performance relative to the performance of other companies in the computer service industry of comparable complexity and quality.

     Factors considered in setting executive officer and senior management base compensation are generally subjective. The market value of the Company's stock is not considered in setting executive officer or senior management compensation.

     The salaries of the Company's executive officers were essentially the same in 1999 as they were in 1998. None of the Company's executive officers received a bonus in 1999. None of the Company's executive officers have employment contracts. The Compensation Committee may, in the future, authorize the payment of discretionary bonus compensation based upon an assessment of an individual's exceptional contributions to the Company. The Compensation Committee may also consider a policy of adopting long-term employment contracts for the Company's executive officers and other significant employees, in order to provide for continuity of management and to ensure the Company's continued growth and stability in a competitive environment.

                               EXECUTIVE OFFICERS

     James L. Schultz, President and Treasurer, and David J. Vagnoni, Executive Vice President, the two executive officers of the Company, are also directors and are identified above under "Information Regarding the Nominees for Election as Directors".

                          OTHER SIGNIFICANT EMPLOYEES

     Set forth below is a listing of other significant employees of the Company and a description of their business experience for the past five (5) years.

     Mr. William R. McNamee has served as Vice President--Systems of the Eastern Data Center since 1986. His primary responsibility is for the distributed processing brokerage system. Prior to 1986, he served as Manager of back office systems.

     Mr. David B. Rockacy was appointed the position of Vice
President--Information and Technology Systems during the 1999 fiscal year. His primary responsibility is for the Systems and Programming Departments of the Company. Prior to that position, he served as Vice President--Technical Support since 1986.

                             EXECUTIVE COMPENSATION

     The following table discloses compensation received by the Company's executive officers whose aggregate direct compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                       COMPENSATION(1)
                                    ------------------------------------------------------
                                             ANNUAL                            LONG TERM
   NAME AND PRINCIPAL POSITION      YEAR    SALARY(1)    BONUS    OTHER(2)     OPTIONS(3)
   ---------------------------      ----    ---------    -----    --------     ----------
James L. Schultz                    1999    $198,500      -0-       -0-          -0-
  President and Treasurer           1998    $189,500      -0-       -0-          -0-
David J. Vagnoni                    1999    $198,500      -0-       -0-          -0-
  Executive Vice President          1998    $189,500      -0-       -0-          -0-

---------

(1) Includes Directors Fees.

(2) No executive officer received perquisites or other personal benefits in excess of the lesser of 10% of such officer's cash compensation or $50,000, nor did all executive officers as a group, receive additional compensation in excess of the lesser of 10% of such officers' aggregate cash compensation or $50,000 times the number of such officers. Amounts deferred under the Company's Profit Sharing Salary Reduction Plan in 1999 totaled $9,545 for Mr. Schultz and $9,107 for Mr. Vagnoni.

(3) No stock options were granted to any executive officer in 1999. (See "Warrants and Options").

PROFIT SHARING PLAN/SALARY REDUCTION PLAN

     The Company sponsors the Computer Research, Inc. Profit Sharing/Salary Reduction Plan for the benefit of all full-time employees of the Company who meet the plan's eligibility requirements for participation. The salary reduction portion of the plan permits plan benefits to be funded by participant elections to defer a portion (1% to 10%) of current pretax wages, salaries and other cash compensation for accumulation in the plan's trust fund, and by Company contributions to the plan's trust fund paid out of current or accumulated net profits in such varying amounts as may be determined annually by the Board of Directors. The Company's contributions to the salary reduction portion of the plan are allocated annually to the individual accounts of active plan participants according to the terms of each individual Salary Deferral Agreement with the Company. The Company's contributions under the profit sharing portion of the plan, as well as any amounts forfeited by terminating participants, are allocated annually to the individual accounts of the active plan participants credited with a year of service, in the ratio which a participant's salary deferrals for the year bears to the aggregate salary deferrals of all plan participants for such year.

     The plan provides for a lump sum payment of accrued benefits upon a participant's retirement at age 65, or prior to retirement in the event of a participant's death or total or permanent disability as determined in accordance with procedures set forth in the plan. Plan benefits are also distributable in the event of termination of a participant's employment with the Company to the extent that such benefits have accrued and are non-forfeitable. Company contributions to the profit sharing portion of the plan become non-forfeitable in accordance with a graduated scale based upon the participant's credited years of service with the Company. The Company reserves the right to designate all or a part of the Company contributions to the profit sharing portion of the plan as fully vested and non-forfeitable if necessary to meet certain deferral ratio tests specified in the plan. (The plan also permits loans to participants subject to certain restrictions and in-service distributions to participants at or after age 59 1/2 or in the event of extraordinary financial need.) Company contributions to the salary reduction portion of the plan are fully vested and non-forfeitable from the date of contribution to the plan.

     The Company's contributions to the plan's trust fund are paid out of current or accumulated net profits in such amounts as determined by the Board of Directors, subject generally to a maximum Company contribution limitation equivalent to 15% of the total compensation (exclusive of the value of fringe benefits) paid or accrued to the plan's participants during the year. Voluntary post-tax contributions, (exclusive of salary deferral elections) may be made by participants up to a maximum of 10% of the participant's annual compensation from the Company.

     For the year ended August 31, 1999, the Company's contribution to the plan for all employees eligible to participate was $98,080 and $54,000 for 1998.

                              WARRANTS AND OPTIONS

     In fiscal year 1996, the Board of Directors approved a resolution to reserve 400,000 shares of common stock for issuance to key employees, directors and other advisers of the Company under a new stock incentive plan. As of August 31, 1999, the new plan had not yet been presented to shareholders and no options had been granted. No options are outstanding. The plan is intended to be administered by the Board of Directors of the Company. The Board may designate a committee to administer the plan but has not done so to date. The Board (or the Committee) determines the employees eligible to receive options and the number of options granted to each such employee. Generally, options will lapse on the earlier of (a) expiration of the option term specified by the Committee (which may not exceed ten years from the date of grant), (b) on the date an employee's employment terminates, whether voluntarily or involuntarily, for any reason other than death or (c) three months from the date an employee's employment with the Company and its subsidiaries terminates due to death. The option price must be at least 100% of the fair market value of the shares on the date that the option is granted. Options granted to persons holding more than 10% of the Company's outstanding shares must have an option exercise price of 110% of the market value on the date of grant and must have a term of not more than five years. No employee may be granted options in any calendar year for shares having any aggregate fair market value in excess of $100,000 plus any "unused limit carryover" as defined by IRC Section 422A.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     The books of account of the Company have been audited by Arthur Andersen LLP, Independent Auditors, Pittsburgh, Pennsylvania. The Board of Directors has the authority to designate auditors for the 2000 fiscal year, but has not acted to date. Representatives of Arthur Andersen LLP may be present at the Stockholders Meeting.

                             SHAREHOLDER PROPOSALS

     Shareholders may submit proposals for inclusion in the form of proxy and proxy statement. Proposals intended for inclusion in next year's proxy statement should be sent to the Secretary of the Company, Computer Research, Inc., Southpointe Plaza I, Suite 300, 400 Southpointe Boulevard, Canonsburg, PA 15317-8539 and must be received by September 4, 2000.

                                 OTHER MATTERS

     The Company knows of no other business than the election of directors and the Amendment to the Computer Research Inc. Articles of Incorporation that will be presented to the meeting of stockholders.

     Under the federal securities laws, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's common stock are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission. The Company is required to report in this proxy statement any failure to file applicable reports. The Company believes that since September 1, 1998 all of these filing requirements were satisfied by its directors and officers and ten percent holders. In making this statement, the Company has relied on the written representations of its incumbent directors and officers and its ten percent holders and copies of the reports that have been filed with the Securities and Exchange Commission.

     The Annual Report containing the consolidated financial statement of the Company as of August 31, 1999, and for the fiscal year then ended, accompanies this Proxy Statement and Notice of Annual Meeting of Stockholders.

     A COPY OF THE COMPANY'S ANNUAL REPORT, FORM 10-KSB, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO COMPUTER RESEARCH, INC., ATTENTION: J. L. SCHULTZ, PRESIDENT.

                                           By Order of the Board of Directors

                                                     WILLIAM LERNER
                                                       Secretary

Pittsburgh, Pennsylvania
January 5, 2000

                                     PROXY
COMPUTER RESEARCH, INC.
SOUTHPOINTE PLAZA I, SUITE 300
400 SOUTHPOINTE BOULEVARD
CANONSBURG, PA 15317-8539
--------------------------------------------------------------------------------

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
                          MEETING ON JANUARY 25, 2000

The undersigned hereby appoints James L. Schultz, David J. Vagnoni and William Lerner, and each of them, proxies with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all common shares of the undersigned in Computer Research, Inc. at the annual meeting of shareholders on January 25, 2000, and at any adjournment, upon the matters described in the proxy statement furnished herewith and all other subjects that may properly come before the meeting. IF NO DIRECTIONS ARE GIVEN, THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE FOR THE NOMINEES FOR DIRECTORS LISTED HEREIN AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

                                                  IF YOU DO NOT SIGN AND RETURN
                                                  A PROXY, OR ATTEND THE
                                                  MEETING, YOUR SHARES CANNOT BE
                                                  VOTED.

                                                  PLEASE SIGN ON REVERSE SIDE
                                                  AND RETURN IN THE ENCLOSED
                                                  ENVELOPE PROMPTLY TO

                                                     COMPUTER RESEARCH, INC.
                                                     SOUTHPOINTE PLAZA I,
                                                     SUITE 300
                                                     400 SOUTHPOINTE BOULEVARD
                                                     CANONSBURG, PA 15317-8539

                           (Please see reverse side)

PLEASE MARK VOTES [X]

1. ELECTION OF DIRECTORS

   DIRECTORS RECOMMEND A VOTE "FOR" ALL NOMINEES LISTED BELOW:
   [ ] FOR ALL NOMINEES LISTED BELOW      [ ] WITHHOLD AUTHORITY
       (EXCEPT AS MARKED TO THE CONTRARY)     TO VOTE FOR ALL NOMINEES LISTED
                                              BELOW

JAMES L. SCHULTZ, DAVID J. VAGNONI, LYNN M. BUSHMAN, KENNETH C. EBBITT, AND K. DAVID KLOTZ.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL WRITE THE NOMINEE'S NAME IN THE SPACE BELOW.)

--------------------------------------------------------------------------------

                                                                     Date:                                     , 2000
------------------------------------------------------------               -----------------------------------
Sign here as name(s) appears on label

------------------------------------------------------------
Social Security No.

                   PLEASE SIGN THIS PROXY AND RETURN PROMPTLY